Exhibit 4.6(e)

__________

FOURTH SUPPLEMENTAL INDENTURE

Dated as of October 18, 2002

to

INDENTURE

Dated as of May 11, 1999

among

VAIL RESORTS, INC., as Issuer,

the Guarantors named therein, as Guarantors,

and

THE BANK OF NEW YORK, as Successor Trustee to

UNITED STATES TRUST COMPANY OF NEW YORK

____________________

up to $300,000,000

8 3/4 % Senior Subordinated Notes due 2009

FOURTH SUPPLEMENTAL INDENTURE, dated as of October 18, 2002, among Vail Resorts, Inc., a Delaware corporation (the "Issuer"), the Guarantors named on the signature pages hereto (the "Guarantors"), the Additional Guarantors named on the signature pages hereto (collectively the "Additional Guarantors"), and The Bank of New York, as Successor to United States Trust Company of New York, as Trustee (the "Trustee").

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of May 11, 1999, as amended and supplemented by the First Supplemental Indenture dated as of August 27, 1999, by the Second Supplemental Indenture dated as of November 16, 2001, and by the Third Supplemental Indenture dated as of January 16, 2002 (together, the "Indenture") providing for the issuance of up to $300,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2009 of the Company (the "Notes"); and

WHEREAS, subsequent to the execution of the Indenture and the issuance of $200,000,000 aggregate principal amount of the Notes, each of the Additional Guarantors have become guarantors under the Credit Agreement; and

WHEREAS, pursuant to and as contemplated by Sections 4.18 and 9.01 of the Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of providing for the Additional Guarantors to expressly assume all the obligations of a Guarantor under the Notes and the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

I.

ASSUMPTION OF GUARANTEES

The Additional Guarantors, as provided by Section 4.18 of the Indenture, jointly and severally, hereby unconditionally expressly assume all of the obligations of a Guarantor under the Notes and the Indenture to the fullest as set forth in Article 12 of the Indenture; and the Additional Guarantors may expressly exercise every right and power of a Guarantor under the Indenture with the same effect as if they had been named Guarantors therein.

II.

MISCELLANEOUS PROVISIONS

A. Terms Defined.

For all purposes of this Fourth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Fourth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

B. Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

C. Governing Law.

THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

D. Successors.

All agreements of the Company, the Guarantors and the Additional Guarantors in this Fourth Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors.

E. Duplicate Originals.

The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:
VAIL RESORTS, INC.
By:	/s/ Martha Dugan Rehm
Name: Martha Dugan Rehm
Title: Senior Vice President
GUARANTORS:
GHTV, INC.
GILLETT BROADCASTING, INC.
VAIL HOLDINGS, INC.
THE VAIL CORPORATION
BEAVER CREEK ASSOCIATES, INC.
BEAVER CREEK CONSULTANTS, INC.
LODGE PROPERTIES, INC.
VAIL FOOD SERVICES, INC.
VAIL RESORTS DEVELOPMENT COMPANY
VAIL SUMMIT RESORTS, INC.
VAIL TRADEMARKS, INC.
VAIL/ARROWHEAD, INC.
VAIL/BEAVER CREEK RESORT PROPERTIES, INC.
BEAVER CREEK FOOD SERVICES, INC.
LODGE REALTY, INC.
VAIL ASSOCIATES CONSULTANTS, INC.
VAIL ASSOCIATES HOLDINGS, LTD.
VAIL ASSOCIATES MANAGEMENT COMPANY
VAIL ASSOCIATES REAL ESTATE, INC.
VAIL/BATTLE MOUNTAIN, INC.
KEYSTONE CONFERENCE SERVICES, INC.
KEYSTONE DEVELOPMENT SALES, INC.
KEYSTONE FOOD AND BEVERAGE COMPANY
KEYSTONE RESORT PROPERTY
MANAGEMENT COMPANY
PROPERTY MANAGEMENT ACQUISITION
CORP., INC.
THE VILLAGE AT BRECKENRIDGE
ACQUISITION CORP., INC.
GRAND TETON LODGE COMPANY
LARKSPUR RESTAURANT & BAR, LLC
BRECKENRIDGE RESORT PROPERTIES, INC.
COMPLETE TELECOMMUNICATIONS, INC.
(F/K/A VR TELECOMMUNICATIONS, INC.)
JACKSON HOLE GOLF AND TENNIS CLUB, INC.
TETON HOSPITALITY SERVICES, INC.
VAIL RR, INC.
VA RANCHO MIRAGE I, INC.
VA RANCHO MIRAGE II, INC.
VAMHC, INC.
ROCKRESORTS INTERNATIONAL, LLC
ROCKRESORTS LLC
ROCKRESORTS CASA MADRONA, LLC
ROCKRESORTS CHEECA, LLC
ROCKRESORTS EQUINOX, INC.
ROCKRESORTS LAPOSADA, LLC
ROCKRESORTS ROSARIO, LLC

Each by its authorized officer:
By:	/s/ Martha Dugan Rehm
Name: Martha Dugan Rehm
Title: Senior Vice President

GUARANTORS (CONTINUED):
JHL&S, LLC
By:	/s/ Martha Dugan Rehm
Name: Martha Dugan Rehm
Title: Authorized Signatory

VA RANCHO MIRAGE RESORT, L.P.
By:	VA Rancho Mirage I, Inc., its General Partner
By:	/s/ Martha Dugan Rehm
Name: Martha Dugan Rehm
Title: Senior Vice President

ADDITIONAL GUARANTORS:

VR HEAVENLY I, INC.
VR HEAVENLY II, INC.

Each by its Authorized Officer:

By:	/s/ Martha Dugan Rehm
Name: Martha Dugan Rehm
Title: Senior Vice President

HEAVENLY VALLEY, LIMITED PARTNERSHIP
By:	VR Heavenly I, Inc., Its General Partner,

By:	/s/ Martha Dugan Rehm
Name: Martha Dugan Rehm
Title: Senior Vice President

TRUSTEE:
THE BANK OF NEW YORK, as Successor Trustee to UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee
By:	/s/ Cynthia Chaney
Name: Cynthia Chaney
Title: Vice President